Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 196406, 196407) of Lombard Medical, Inc. of our report dated April 29, 2015 relating to the financial statements, which appears in this Form 20-F .

/s/ PricewaterhouseCoopers LLP
Reading, UK
April, 29 2015